SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

MIKOHN GAMING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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MIKOHN GAMING CORPORATION

920 Pilot Road

Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 10, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Mikohn Gaming Corporation, a Nevada corporation (the “Company”). The meeting will be held on Tuesday, August 10, 2004 at 10:00 a.m. local time at the Company’s executive offices located at 920 Pilot Road, Las Vegas, Nevada 89119, for the following purposes:

1.	To elect two directors to hold office until the 2007 Annual Meeting of Stockholders.

2.	To approve the Company’s Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 500,000 shares.

3.	To approve the Company’s Director Stock Option Plan, as amended, to (i) increase the number of shares of common stock subject to initial and annual option grants, (ii) provide for specific one-time option grants to certain directors and (iii) modify the vesting schedule for options granted under the Director Stock Option Plan.

4.	To ratify the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is July 8, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Michael A. Sicuro

Secretary

Las Vegas, Nevada

July 19, 2004

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that holder of record.

MIKOHN GAMING CORPORATION

920 Pilot Road

Las Vegas, Nevada 89119

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

August 10, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Mikohn Gaming Corporation (hereinafter referred to as “the Company” or “Mikohn”) is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about July 19, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on July 8, 2004 will be entitled to vote at the annual meeting. On this record date, there were 22,003,502 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on July 8, 2004 your shares were registered directly in your name with Mikohn’s transfer agent, US Stock Transfer Corporation, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on July 8, 2004 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of two directors;

•	Proposed amendment to the Company’s Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 500,000 shares;

•	Proposed amendment to the Company’s Director Stock Option Plan to (i) increase the number of shares of common stock subject to initial and annual option grants, (ii) provide for specific one-time option grants to certain directors and (iii) modify the vesting schedule for options granted under the Director Stock Option Plan; and

•	Ratification of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Mikohn. Simply complete and mail the proxy card pursuant to these instructions to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of July 8, 2004.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominees for director, “For” the amendment to the Company’s Stock Option Plan, “For” the amendment to the Company’s Director Stock Option Plan, and “For” the appointment of BDO Seidman, LLP as independent auditors. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Mikohn’s Secretary at 920 Pilot Road, Las Vegas, Nevada 89119.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by March 14, 2005, to Corporate Secretary, Mikohn Gaming Corporation, 920 Pilot Road, Las Vegas, Nevada 89119. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by setting forth such proposal in writing and filing it with our Corporate Secretary on or before 75 days prior to the anniversary of the date of the 2004 Annual Meeting (as presently noticed, May 27, 2005). You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present, but will not be counted towards the affirmative vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.

•	To be approved, Proposal No. 2, the amendment to the Company’s Stock Option Plan, must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote on the item. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 3, the amendment to the Company’s Director Stock Option Plan, must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote on the item. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 4, ratifying BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2004, must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote on the item. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least 11,001,752, a majority of the outstanding shares of common stock, is represented by stockholders present at the meeting or by proxy. On the record date, July 8, 2004, there were 22,003,502 outstanding and entitled to vote.

Your shares will be counted toward the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the third quarter of 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is comprised of five directors divided among three classes, as follows:

Class 1 -	The Class 1 directors are Peter G. Boynton and Russel H. McMeekin. They are serving terms scheduled to expire at our 2005 annual meeting.

Class 2 -	The Class 2 directors are James E. Meyer and Douglas M. Todoroff. They are serving three-year terms that expire at our 2006 annual meeting.

Class 3 -	The Class 3 directors are Terrance W. Oliver and Rick L. Smith. They are serving terms that expire at our 2004 annual meeting and are up for re-election at the 2004 annual meeting to serve three-year terms scheduled to expire at our 2007 annual meeting.

Each of the nominees listed below is currently a director of the Company. Mr. Oliver was previously elected by the stockholders. Mr. Smith was recommended for election to the Company’s Board of Directors by our Chief Executive Officer. It is the Company’s policy to encourage nominees for directors to attend the Annual Meeting. All of the nominees for election as a director at the 2003 Annual Meeting of stockholders attended the 2003 Annual Meeting of Stockholders. Except in cases of death, disability or resignation, directors serve until the end of their nominal terms or until their respective successors are elected and qualified, whichever is later. Should a vacancy occur prior to the annual meeting for any reason (none is anticipated), the named proxy will vote for a substitute nominee designated by our board of directors.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING

Terrance W. Oliver

Mr. Oliver has been a director of Mikohn since 1988, and served as chairman of our board of directors from 1988 to September 1993. Mr. Oliver served in various executive capacities at nine casino properties from 1973 to 1996, when he retired as chief operating officer of Fitzgeralds Gaming Corporation. He currently serves on the board of managers of Peninsula Gaming Partners, LLC, which operates the Diamond Jo Casino in Dubuque, Ia., and the Evangeline Downs Racino in Opelousas, La. He also serves as a director of Liquid Salvation, Inc. Mr. Oliver serves as a member of the Audit Committee of our Board of Directors.

Rick L. Smith

Mr. Smith has served as a director of Mikohn since June 2003. Mr. Smith was appointed to the Board of Directors of Mikohn Gaming Corporation on June 13, 2003. Mr. Smith has been an independent financial and executive consultant since October 2000. Mr. Smith has 18 years experience in software companies managing all aspects of operation, finance and administration. Prior to becoming an independent consultant, Mr. Smith was COO and CFO at Optum, Inc. He was at Optum from February 1998 to September 2000 and currently remains on the Optum board of directors. Prior to this, Mr. Smith served as president of the US subsidiary of Frango, Inc., a Swedish financial application software company. Prior to Frango, Inc. Mr. Smith held the CFO position for Thru-Put Technologies, Openwave Systems (prior to their IPO), Datalogix International, Ross Systems, and Britton-Lee. Mr. Smith also worked three years as an auditor for Arthur Young & Co. from 1982 to 1985.

Mr. Smith is the chairman of the Audit Committee of our Board of Directors and a member of the Nominating and Corporate Governance Committee and the Mergers and Acquisitions Committee of our Board of Directors. He is also a director of Citadon, a privately held software company.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NOMINEE.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

Peter G. Boynton

Mr. Boynton has served as a director of Mikohn since June 2002. From 1979, Mr. Boynton served in successively more responsible capacities at Caesars Atlantic City and Caesars World, Inc., retiring as chairman and chief executive officer of Caesars World, Inc. in January 2000. He is chairman of our Board of Directors, having assumed that role in March 2003, a member of the Compensation Committee and the Nominating and Corporate Governance Committee of our Board of Directors.

Russel H. McMeekin

Mr. McMeekin joined Mikohn in August 2002 as president and chief executive officer, and was appointed as a director in July 2004. From 2001 through the time he joined Mikohn, he served as chief executive officer and president of ViaFone, Inc., a private venture funded wireless enterprise software company. From 1992 to 2001, Mr. McMeekin worked at Honeywell International in various capacities including president of e-business and president and general manager of Honeywell’s Hi-Spec Solutions business unit. From 1989 to 1992, he served as director of international business operations for SACDA, Inc., a process simulation software company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

Douglas M. Todoroff

Mr. Todoroff has served as a director of Mikohn since December 1993. He has been president of Mercier Management Company since November 1993, was senior vice president-manager of commercial lending with Bank of America Nevada from 1992 to 1993 and was executive vice president and senior credit officer of its predecessor, Valley Bank of Nevada, from 1981 to 1992. He is chairman of the Compensation Committee and a member of the Audit Committee and the Mergers and Acquisitions Committee of our Board of Directors.

James E. Meyer

Mr. Meyer has served as a director since February 1999. Mr. Meyer is currently president of Aegis Ventures, Inc., a consulting firm that provides general management services to a variety of clients, and has also been President of Operations and Sales of Sirius Satellite Radio located in New York since May 2004. Mr. Meyer is also special advisor to the chairman of Thomson Multimedia as well as a director of Gemstar Development Corporation (NASDAQ: GMST) located in Hollywood, California and Equant located in Paris, France. From January 1997 through December 2001, Mr. Meyer served as senior executive vice president of Thomson Consumer Electronics, the world’s fourth largest manufacturer of consumer electronic products. Mr. Meyer served Thomson and its predecessor, General Electric Company, in numerous and successively more responsible capacities since 1985. Mr. Meyer is a member of the Compensation Committee of our Board of Directors.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations regarding director independence are consistent with all relevant securities and other laws and regulations regarding the definition of “independent” as in effect from time to time. In particular, the Board utilizes the criteria for independence set forth in the pertinent listing standards of Nasdaq.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. McMeekin, our Chief Executive Officer.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Company’s independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Mikohn Gaming Corporation at 920 Pilot Road, Las Vegas, Nevada 89119. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee.

The Board has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Mergers and Acquisitions Committee. The following table provides membership and meeting information for fiscal 2003 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance	Mergers and Acquisitions
Peter G. Boynton			X		X
James E. Meyer			X
Terrance W. Oliver	X
Rick L. Smith	X	*			X	X
Douglas M. Todoroff	X		X	*		X
Total meetings in fiscal year 2003	6		4		0	1

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. Three directors comprise the Audit Committee: Rick L. Smith (Chair), Terrence W. Oliver and Douglas M. Todoroff. The Audit Committee met six times during the fiscal year.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Smith qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Smith’s level of knowledge and experience based on a number of factors, including his formal education and experience.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; recommends to the Board for approval the compensation and other terms of employment of the Company’s Chief Executive Officer; recommends to the Board for approval the compensation and other terms of employment of the other executive officers, directors and senior managers; and administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. Three directors comprise the Compensation Committee: Messrs. Boynton, Todoroff and Meyer. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee met four times during the fiscal year.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee was constituted in July 2004. The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board and assessing the performance of management and the Board. A copy of our Nominating and Corporate Governance Committee charter is attached as Appendix A to these proxy materials. Two directors comprise the Nominating and Corporate Governance Committee: Messrs. Boynton and Smith. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2003 since it was not in existence at that time.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, skills, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

At this time, the Nominating and Corporate Governance Committee does not consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

MERGERS AND ACQUISITIONS COMMITTEE

The Mergers and Acquisitions Committee of the Board of Directors reviews and evaluates potential opportunities for strategic business combinations, acquisitions, mergers, dispositions, divestitures and similar transactions and provides guidance to management and the Board of Directors with respect to such opportunities. Two directors comprise the Mergers and Acquisitions Committee: Rick L. Smith and Douglas M. Todoroff. The Mergers and Acquisitions Committee met onetime during the fiscal year.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met seven times and acted by unanimous written consent five times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.

CODE OF ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to its directors and employees (including its principal executive officer, principal financial officer, principal accounting officer and controller), and have posted the text of the policy on its website (www.mikohn.com) in connection with “Investor Relations” materials. The Company intends to promptly disclose (i) the nature of any amendment to the policy that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or to any director, and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver on its website in the future.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Board of Directors of Mikohn is committed to the accuracy and integrity of its financial reporting. The Audit Committee takes an involved and active role in delivering on this commitment.

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. The Committee’s function is more fully described in its charter, which the Board has adopted. The Committee reviews the charter on an annual basis. The Board annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Committee meets that standard.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditors, BDO Seidman, LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company’s management and has discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” In addition, BDO Seidman, LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with BDO Seidman, LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Rick L. Smith, Chairman

Terrance W. Oliver, Member

Douglas M. Todoroff, Member

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2

APPROVAL OF STOCK OPTION PLAN, AS AMENDED

On November 6, 1993, the Company adopted a Stock Option Plan (the “Employee Plan”) and reserved an aggregate of 700,000 shares of its Common Stock for issuance to the Company’s officers, employees and certain other persons. To date, an aggregate of 3,500,000 shares of the Company’s Common Stock have been allocated to the Employee Plan. The Employee Plan by its terms will expire on November 6, 2013 unless extended.

As of July 1, 2004, options (net of canceled or expired options) covering an aggregate of 3,421,477 shares of the Company’s Common Stock had been granted under the Employee Plan. Only 78,523 shares of Common Stock (plus any shares that might in the future be returned to the Employee Plan as a result of cancellations or expiration of options) remained available for future grant under the Employee Plan.

In July, 2004, the Board amended the Employee Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Employee Plan from a total of 3,500,000 shares to a total of 4,000,000 shares. The Board believes that it will be handicapped in recruiting, adequately motivating and retaining the talented personnel the Company requires for its success if it does not have a sufficient shares available for options under the Employee Plan. Based on internal estimates regarding the maximum number of options that may be granted consistent with the Company’s internal policies, the Company believes that this proposed increase in the number of shares authorized for issuance under the Employee Plan will enable it to continue to grant stock options at levels determined appropriate by the Board for at least the next twelve months.

Stockholders are requested in this Proposal 2 to approve the amendment to Employee Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the item will be required to approve the amendment to the Employee Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 2

The essential features of the Employee Plan are outlined below:

ELIGIBLE PARTICIPANTS

Options to purchase shares of our common stock may be granted under the Employee Plan to officers, including officers who are directors (but not to non-officer directors, who are covered by the Director Plan), to other key employees, and to other persons who have a Relationship (as defined in the Employee Plan) with us. At December 31, 2003, there were approximately 124 persons holding options granted under the Employee Plan.

CLASSES OF OPTIONS

Options granted under the Employee Plan may either be incentive options that meet the requirements of Section 422 of the Internal Revenue Code of 1986 or non-qualified options that do not satisfy such requirements.

ADMINISTRATION

The Employee Plan is administered by the Board’s compensation committee, which is comprised of outside directors who are not, and never have been, officers or employees of the Company. The compensation committee determines and recommends, subject to approval by the full board, eligible persons to whom grants are to be made, the number of shares to be covered by each grant and other terms and conditions including the date or dates of exercise (which cannot be more than ten years from the date the option is granted).

EXERCISE PRICES

The exercise price of incentive options may not be less than 100% of the fair market value of our common stock on the date of the grant (110% of the fair market value in the case of persons owning beneficially more than 10% of our outstanding common stock). The exercise price of non-qualified options may be set at such level as the board determines. The fair market value of a share of common stock on any relevant date is the closing selling price per share on that date as reported by the applicable market or exchange.

EXERCISE DATES

Options are exercisable at such times and in such amounts as the compensation committee may specify, but are typically for ten years and vest at the rate of 20%, cumulatively, beginning on the first anniversary of the grant.

TERMINATION OF OPTIONS PRIOR TO EXPIRATION

An option held by an optionee who terminates service normally remains exercisable only during any limited post- service period specified in the grant or the Employee Plan. The number of shares as to which an option is exercisable after cessation of service normally will not exceed the number of shares as to which it was exercisable on the date of cessation of service.

FEDERAL INCOME TAX INFORMATION

Incentive Stock Options. Incentive stock options under the Employee Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder’s alternative minimum tax liability, if any.

If an optionholder holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one year.

Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionholder’s actual gain, if any, on the purchase and sale. The optionholder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. Nonstatutory stock options granted under the Employee Plan generally have the following federal income tax consequences.

There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

PROPOSAL 3

APPROVAL OF DIRECTOR STOCK OPTION PLAN, AS AMENDED

On November 6, 1993, the Company adopted a Director Stock Option Plan (the “Director Plan”) and reserved an aggregate of 150,000 shares of its Common Stock for issuance to the Company’s non-employee directors. To date, an aggregate of 500,000 shares of the Company’s Common Stock have been allocated to the Director Plan. The Director Plan by its terms will expire on November 6, 2013 unless extended. As of July 1, 2004, options (net of canceled or expired options) covering an aggregate of 320,000 shares of the Company’s Common Stock had been granted under the Director Plan.

The Director Plan specifies the number of shares that may be optioned to each eligible director and the terms and exercise dates of the options, and these provisions cannot be changed without amending the Director Plan, which in turn requires shareholder approval. As previously approved by the Company’s stockholders, each non-employee director currently receives (i) an option covering 5,000 shares upon election to the Board, and (ii) in each succeeding calendar year at the adjournment of the annual meeting of stockholders, an additional option to purchase 5,000 shares plus 1,000 shares for each calendar year or portion thereof in which he or she shall have served as a non-employee member of the board. The exercise price of each share covered by an option granted under the Director Plan must be 100% of the fair market value of the common stock on the date the option is granted. All options vest and become exercisable, cumulatively, at the rate of one-third of the number of shares optioned each year, commencing in respect of each grant on the first anniversary date of that grant.

In July, 2004, the Board amended the Director Plan, subject to stockholder approval, to (i) increase the number of shares of common stock subject to initial and annual option grants, (ii) provide for specific one-time option grants to certain directors and (iii) modify the vesting schedule for options granted under the Director Stock Option Plan. In particular, under the Director Plan, as amended, each non-employee director will receive (i) an option covering 20,000 shares upon their initial election to the Board, and (ii) in each succeeding calendar year, at the adjournment of the annual meeting of stockholders, an additional option to purchase 15,000 shares. In addition, in order to provide all current non-employee directors with a more similar equity interest in the Company, the Director Plan, as amended, provides that, subject to stockholder approval, Peter Boynton, James E. Meyer and Rick L. Smith shall be granted, effective as of the adjournment of the 2004 annual meeting of stockholders, additional options to purchase 24,000, 40,000 and 15,000 shares of Common Stock under the Director Plan. Lastly, the Director Plan, as amended, provides that all options will vest and become exercisable under the amended Director Plan at the rate of one forty-eighth (1/48) of the number of shares optioned each month, commencing one month after the date of grant. The Board approved the foregoing changes to the Director Plan in recognition of the increasing time commitments and responsibilities attendant to Board participation following the enactment of the Sarbanes Oxley Act and revised Nasdaq Stock Market listing standards.

Stockholders are requested in this Proposal 3 to approve the foregoing amendments to Director Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the item will be required to approve the amendments to the Director Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 3

The essential features of the Director Plan are outlined below. Except as otherwise noted, the provisions of the Director Plan are in all material respects the same as the provisions of the Employee Plan.

ELIGIBLE PARTICIPANTS.

The only persons eligible to receive options under the Director Plan are non-employee members of the board, of which there presently are five.

CLASS OF OPTIONS.

Only Non-Qualified Options may be granted under the Director Plan.

ADMINISTRATION OF THE PLAN.

The Director Plan is administered by the board.

TERMS OF GRANTS UNDER DIRECTOR PLAN.

The board has little discretion in determining the terms of grants made under the Director Plan. The Director Plan specifies the number of shares that may be optioned to each eligible director and the terms and exercise dates of the options, and these provisions cannot be changed without amending the Director Plan, which in turn requires shareholder approval. Under the Director Plan, as amended, each non-employee director will receive (i) an option covering 20,000 shares upon their initial election to the Board, and (ii) in each succeeding calendar year, at the adjournment of the annual meeting of stockholders, an additional option to purchase 15,000 shares. In addition, the Director Plan, as amended, provides that, subject to stockholder approval, Peter Boynton, James E. Meyer and Rick L. Smith shall be granted, effective as of the adjournment of the 2004 annual meeting of stockholders, additional options to purchase 24,000, 40,000 and 15,000 shares of Common Stock. The Director Plan, as amended, further provides that all options will vest and become exercisable under the amended Director Plan at the rate of one forty-eighth (1/48) of the number of shares optioned each month, commencing one month after the date of grant.

The exercise price of each share covered by an option granted under the Director Plan must be 100% of the fair market value of the common stock on the date the option is granted. All options are exercisable, cumulatively, at the rate of one-third of the number of shares optioned each year, commencing in respect of each grant on the first anniversary date of that grant.

TERMINATION OF OPTIONS PRIOR TO EXPIRATION.

Any unexpired option of an optionee who ceases to be a member of the board for any reason other than death or disability terminates at the earlier of 90 days after the date his or her directorship terminates or at the expiration date of the option. In case of an optionee’s death or permanent disability, any unexercised options terminate at the earlier of one year after the date of such event or at the expiration date of the option.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited the Company’s financial statements since the year ended December 31, 2002. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the item will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT AUDITORS’ FEES

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2003 and December 31, 2002, by BDO Seidman, LLP, the Company’s principal accountant.

	Fiscal Year Ended (in thousands)
	2003	2002
Audit Fees	$299,000	$401,000
Audit-related Fees (registration statements)	30,000	58,000
Tax Fees (federal and state tax returns and quarterly estimates)	69,000	32,000
All Other Fees (meetings with state regulators)	9,000	—

Total Fees	$407,000	$491,000

All fees described above were approved by the Audit Committee. The Audit Committee has determined that the rendering of the services other than audit services by BDO Seidman, LLP is compatible with maintaining the principal accountant’s independence.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent auditor, BDO Seidman, LLP. The policy provides for pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit

Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

CHANGE IN ACCOUNTANTS

On April 29, 2002, we dismissed Arthur Andersen as our independent auditors and, on May 15, 2002, engaged BDO Seidman, LLP to serve as our new independent auditors for 2002. This action was taken by our Board of Directors based upon the recommendation of its audit committee.

Arthur Andersen’s reports on our consolidated financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and April 29, 2002, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with their report for such years, except as follows:

(1) During the audit of its financial statements for the year ended December 31, 2001, we had a disagreement with Andersen regarding the timing of revenue recognition for a sales transaction which occurred near the end of our third fiscal quarter ended September 30, 2001. We had initially recorded the revenue in its third fiscal quarter ended September 30, 2001. Andersen informed us of its concerns that the revenue should have been recognized in our fourth fiscal quarter ended December 31, 2001. Upon our further review and analysis, and continuing discussions with Andersen, we restated our 10-Q filing for the period ended September 30, 2001, to the satisfaction of Andersen, which issued its report on our financial statements for the year ended December 31, 2001; and

(2) During the audit of its financial statements for the year ended December 31, 2001, we had a disagreement with Andersen regarding the capitalization and valuation of certain rights obtained during the year and fourth fiscal quarter ended December 31, 2001. Andersen informed us of its concerns and belief that the amount should be included as an item of income/loss during the year ended December 31, 2001. Upon our further review and analysis, and continuing discussions with Andersen, the amount was expensed to the satisfaction of Andersen, which issued its report on our financial statements for the year ended December 31, 2001.

There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K except as described below: Andersen informed us in letters dated April 10, 2002 and April 3, 2001 that certain material weaknesses in internal control existed during the fiscal years ended December 31, 2001 and 2000. Although Andersen reported to the audit committee of our board of directors during 2001 that the institution of certain processes noted below appeared to have been implemented, Andersen noted that it was apparent that the processes have not been fully implemented or are not functioning adequately. Specifically, we and our audit committee were admonished to improve or institute: (1) the process for timely and regular detail analysis of all balance sheet accounts; (2) the process for the review of the balance sheet analyses and accounts by a competent professional to identify valuation and U.S. GAAP issues with resolution on an objective and neutral basis; (3) the process for a competent professional to review significant or unusual business transactions and agreements to identify U.S. GAAP issues; (4) the process of regular financial statement internal auditing, targeting those areas where the greatest risk of financial statement misstatement exists; and (5) the review of underlying detail with more objectivity and a critical review in all major revenue recognition areas.

During the fiscal years ended December 31, 2001 and 2000, and through May 15, 2002, we did not consult BDO Seidman with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Common Stock as of April 15, 2004 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its Common Stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security and warrants if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable or exercisable within 60 days of April 15, 2004.

This table is based upon information supplied by officers and directors and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 21,957,701 shares outstanding on April 15, 2004, adjusted as required by rules promulgated by the SEC. Options and warrants to purchase shares of the Common Stock that are exercisable within 60 days of April 15, 2004, are deemed to be beneficially owned by the persons holding these options and warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number	Percent
Five Percent Shareholders
Fidelity Management and Research Company	2,282,621	10.4%
Fidelity Capital & Income Fund 82 Devonshire Street Boston, MA 02109
Janus Capital Management	1,923,608	8.8%
100 Fillmore Street Denver, CO 80206
Jeffries & Company	1,896,424	8.4%
The Metro Center One Station Place Three North Stamford, CT 06902
Ritchie Capital Management, LLC	1,162,924	5.3%
2100 Enterprise Ave. Geneva, IL 60134

Directors and Named Executive Officers (1)
Russel H. McMeekin (2)	107,948	*
Robert J. Parente (3)	68,000	*
Peter Boynton (4)	5,333	*
Terrance W. Oliver (5)	459,583	2.1%
James E. Meyer (6)	30,333	*
Douglas M. Todoroff (7)	89,333	*
Rick L. Smith (8)	1,667	*

Former Executive Officers
Olaf Vancura (9)	173,505	*
John M. Garner (10)	50,000	*
2824 Edgemont Dr. Henderson, NV 89014
Dennis A. Garcia	1,367,850	6.2%
2501 Waverly Circle Henderson, NV 89014

All current directors and executive officers as a group (7 persons)	762,197	3.5%

*	Less than 1%

(1)	The mailing address of each person named in this table is c/o Mikohn Gaming Corporation, 920 Pilot Road, Las Vegas, Nevada 89119, except as provided above.
(2)	Total includes 80,000 shares that Mr. McMeekin has the right to purchase within 60 days of April 15, 2004 (regardless of exercise price) through the exercise of vested stock options.
(3)	Total includes 68,000 shares that Mr. Parente has the right to purchase within 60 days of April 15, 2004 (regardless of exercise price) through the exercise of vested stock options.
(4)	Total includes 5,333 shares that Mr. Boynton has the right to purchase within 60 days of April 15, 2004 (regardless of exercise price) through the exercise of vested stock options.
(5)	Total includes 90,333 shares that Mr. Oliver has the right to purchase within 60 days of April 15, 2004 (regardless of exercise price) through the exercise of vested stock options.
(6)	Total includes 30,333 shares that Mr. Meyer has the right to purchase within 60 days of April 15, 2004 (regardless of exercise price) through the exercise of vested stock options.
(7)	Total includes 86,333 shares that Mr. Todoroff has the right to purchase within 60 days of April 15, 2004 (regardless of exercise price) through the exercise of vested stock options.
(8)	Total includes 1,667 shares that Mr. Smith has the right to purchase within 60 days of April 15, 2004 (regardless of exercise price) through the exercise of vested stock options.
(9)	Total includes 112,500 shares that Dr. Vancura has the right to purchase within 60 days of April 15, 2004 (regardless of exercise price) through the exercise of vested stock options.
(10)	Total includes 50,000 shares that Mr. Garner has the right to purchase within 60 days of April 15, 2004 (regardless of exercise price) through the exercise of vested stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied or complied with, with the exception that four reports, covering an aggregate of four transactions, were filed late on behalf of Terrance Oliver and three reports, covering an aggregate of three transactions, were filed late on behalf of Denny Garcia.

COMPENSATION OF DIRECTORS

Each director who is not an employee of the Company receives a monthly stipend of $1,000, a fee of $2,000 for each board and board committee meeting attended and reimbursement for reasonable expenses. The chairman of the Audit Committee receives an additional $2,000 stipend per month and an additional $2,000 per meeting. The chairman of the Board of Directors receives an additional $3,000 stipend per month and an additional $3,000 per meeting. In addition, under the Director Plan in effect as of the date of this Proxy Statement, each non-employee director receives each year, immediately following the Company’s annual meeting of stockholders, a ten year option (vesting as to one-third of the optioned shares, cumulatively, on each of the first three anniversaries of each grant) to purchase at one hundred percent (100%) of the fair market value at the date of grant 5,000 shares of our common stock plus 1,000 shares for each year he has served as a director. Directors who are not employees may participate in our executive medical plan and are eligible to be reimbursed for tax advisory services. Directors who are employees do not receive additional compensation for their services as directors.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2003, 2002 and 2001, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2003 (the “Named Executive Officers”):

		Annual Compensation				Long-Term Compensation Awards Number of Shares(3)
Name and Principal Position	Year	Salary ($)(1)	Bonus($)(1)		Other($)(2)	Options	Restricted Stock Awards	All Other Compensation ($)(4)
Current Executive Officers
Russel H. McMeekin (5) President and CEO	2003 2002 2001	406,923 253,077 —	225,000 80,000 —	(6)	50,056 5,066 —	— 200,000 —	125,000 — —	25,249 25,000 —

Robert J. Parente Executive Vice President – General Manager Worldwide	2003 2002 2001	240,000 226,058 217,744	50,000 71,249 53,334	(6) (6) (6)	33,189 12,772 9,624	20,000 10,000 20,000	37,795 — —	1,200 1,178 1,975

Former Executive Officers

John M. Garner. (7) Executive Vice President, Chief Financial Officer	2003 2002 2001	210,192 145,038 57,231	— 38,000 —		37,652 7,283 100	50,000 25,000 15,000	33,859 — —	3,000 823 —

Dennis A. Garcia (8) Executive Vice President – Sales	2003 2002 2001	305,692 280,000 280,000	— — —		20,856 20,599 20,603	— — 20,000	— — —	1,313 1,503 1,499

Dr. Olaf Vancura (9) Executive Vice President, Chief Creative Officer	2003 2002 2001	183,444 174,327 200,866	— — —		30,655 27,636 15,077	— — 50,000	— — —	648,800 805,799 610,822

(1)	The amounts in the salary and bonus columns include gross compensation earned for each named executive for each year shown. The amounts in the salary column (a) include commissions, and (b) exclude the bonuses shown in the bonus column.
(2)	The amounts in the other annual compensation columns include (a) certain personal benefits such as automobile allowances, memberships and dues in various organizations and family medical expenses, and (b) matching contributions under the Employee Investment Plan.
(3)	The stock options listed above were granted at an exercise price equal to the fair market value of the shares on the date the grant was made. The Company’s Restricted Stock Award Plan provides that the shares given under the plan shall not exceed an aggregate amount of 500,000 shares. Such shares shall only be granted to persons who are or have agreed to become an employee of Mikohn. Such grants, unless otherwise decided by the directors, shall expire ten (10) years from the date of the grant and are subject to certain vesting requirements as set forth in the Restricted Stock Award Plan.
(4)	Amounts in the “all other compensation” column represent the employer contributions under our 401(k) plan and, with respect to Dr. Vancura, royalties paid to him.

(5)	Mr. McMeekin was appointed President and CEO in August 2002.
(6)	Discretionary bonus award based on job performance.
(7)	Mr. Garner resigned in January 2004.
(8)	Mr. Garcia retired in December 2003.
(9)	Dr. Vancura discontinued serving as an executive officer as of March 2004.

OPTION GRANTS IN LAST FISCAL YEAR

The table below sets forth the grants of stock options under the Company’s Employee Stock Option Plan to each the Named Executive Officers during the fiscal year ended December 31, 2003. The amounts shown for the Named Executive Officers as potential realizable values of their respective options are based on arbitrarily assumed annualized rates of stock price appreciation of five percent (5%) and ten percent (10%) over the per share exercise prices of the optioned shares during the full terms of the options. No gain in the value of the optioned shares is possible without a corresponding increase in the stock price that will benefit all stockholders in proportion to their holdings. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, are dependent on the future performance of our common stock. Potentially realizable values may not be achieved.

Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price $/ Share(2)	Expiration Date	Potential Realizable Value (Net of Cost) at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Current Executive Officers
Russel H. McMeekin	—	—	$—	—	$—	—
Robert J. Parente	20,000	5.2%	3.08	3/25/2013	38,700	98,200
Former Executive Officers
John M. Garner	50,000	13.0%	$3.08	3/25/2013	$96,900	$245,400
Dennis A. Garcia	—	—	—	—	—	—
Olaf Vancura	—	—	—	—	—	—

(1)	Options granted under our Employee Stock Option Plan to all grantees totaled 386,000 in 2003.
(2)	The exercise price is the fair market value of our common stock on the date of the grant.

AGGREGATED FY-END OPTION/SAR VALUES

The following table sets forth information concerning the number and value of exercisable and unexercisable options held by each of the Named Executive Officers as of December 31, 2003. None of our Named Executive Officers exercised options during 2003. The value of unexercised in-the-money options at December 31, 2003 represents an amount equal to the difference between the closing price of our Common Stock on December 31, 2003 of $4.50 per share and the option exercise price, multiplied by the number of unexercised in-the-money options. An option is in the money if the fair value of the underlying shares exceeds the exercise price of the options.

Name	Number of Securities Underlying Unexercised Options/ SARs at FY-End (#) Exercisable/ Unexercisable		Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable
Current Executive Officers
Russel H. McMeekin	40,000	285,000	$—	—
Robert J. Parente	58,000	77,795	$7,380	$32,720
Former Executive Officers
John M. Garner	11,000	112,859	$12,000	$119,000
Olaf Vancura	102,500	30,000	$29,620	$31,320
Dennis A. Garcia	68,000	12,000	$27,880	$4,320

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Russel H. McMeekin. The Company has an employment agreement with Mr. McMeekin extending through August 15, 2005 providing for a base annual salary of $400,000 in 2002 increasing $20,000 each succeeding year. In the event Mr. McMeekin is terminated without good cause (as defined in his employment agreement), he will be entitled to a lump-sum cash termination payment equal to any unpaid base salary through August 15, 2005 and his stock option rights will remain in full force and effect.

Michael A. Sicuro. On January 16, 2004, the Company entered into a three (3) year employment agreement with Michael A. Sicuro for his position of executive vice president, chief financial officer, secretary and treasurer. The Agreement includes an annual base salary of not less than $275,000 per annum with annual increases of no less than 5%, a combined signing bonus and moving allowance in the amount of $100,000. The agreement also includes a grant of 250,000 stock options vested over a five-year period in accordance with Mikohn’s Incentive Stock Option Plan, as well as a grant of 100,000 restricted shares vesting in accordance with Mikohn’s Restricted Stock Plan. Mr. Sicuro shall also receive a monthly automobile allowance in the amount of $1,000 per month. In the event Mr. Sicuro is terminated other than for “Cause” (as that term is defined in his employment agreement), Mikohn shall pay to him the a sum equal to his base salary for the 18-month period immediately preceding such termination plus an amount equal to Mr. Sicuro’s COBRA health insurance premiums for the 18-month period immediately following such termination, and Mr. Sicuro’s options shall fully vest at that time.

Robert J. Parente. The Company has an employment agreement with Mr. Parente, which extends to July 28, 2005 and provides for a base salary of $250,000. In the event Mr. Parente is terminated other than for “cause” (as defined in his employment agreement), he will be entitled to a lump-sum cash termination payment equal to any unpaid base salary through July 28, 2005.

Mr. McMeekin, Mr. Sicuro and Mr. Parente all have “Change in Control” provisions in their Employment Agreements. For the purposes of their Agreements, a “Change in Control” of Mikohn is defined as: (i) any merger or consolidation involving Mikohn if Mikohn is not the surviving corporation; (ii) any transfer of all or substantially all of the assets of Mikohn; (iii) any voluntary or involuntary dissolution of Mikohn; or (iv) any material change in ownership of Mikohn which results in a change of a majority of the Board of Directors.

Notwithstanding any agreement provisions to the contrary, for a period of twelve (12) months following a Change in Control, in the event of termination for reasons other than for Cause, or resignation for “Good Reason” as that term is defined below, the individual shall be entitled to receive a sum equal to three times his annualized Base Salary in the case of Mr. McMeekin and Mr. Sicuro (and two times in the case of Mr. Parente) for the most recently completed calendar year, payable in a lump sum upon termination. At any point during the thirteenth month following a Change in Control, the individual shall be entitled to terminate the Agreement and receive a sum equal to the amount he would otherwise be entitled to pursuant to termination by Mikohn other than for Cause (but not for Good Reason) at the time of such election. He will be considered to have resigned for “Good Reason” if his salary and/or benefits package is materially reduced following a Change in Control, or if he has been assigned a position that is of a lesser rank than the rank of his position at the time of the Change in Control, but in the case of such reassignment, only if, within 30 days after the assignment, (x) he notifies Mikohn in writing that he has been assigned such a position in violation of this Agreement, (y) the Company fails to correct such assignment within 20 days after receipt of such notice, and (z) he resigns within 30 days after the date he provided such notice.

Dr. Olaf Vancura. On December 10, 1997, the Company entered into an Employment Agreement with Dr. Vancura. It was most recently modified on February 6, 2004 and March 3, 2004, wherein Dr. Vancura accepted the title of chief creative officer. Dr. Vancura’s base annual salary was set at $30,000 per year. His royalty entitlements remained the same, however, the Company provided for a minimum average monthly guarantee of $37,500 per month through December 2006.

Dennis A. Garcia. The Company entered into a Post-Employment Agreement (“Agreement”) with Mr. Garcia effective January 1, 2004. Under the terms of the Agreement, Mikohn agreed to pay Mr. Garcia $16,666 per month for a three (3) year period, interest-free. The Agreement also calls for Mr. Garcia to personally retain his health insurance benefit. By entering into this Agreement, Mikohn was relieved of its obligation under Mr. Garcia’s previous Employment Agreement, which was to extend through December 2006. Mr. Garcia remains a consultant to Mikohn.

John M. Garner. The Company has a Post-Employment Agreement (“Agreement”) with Mr. Garner extending through November 2005. The Agreement supersedes Mr. Garner’s Employment Agreement, which was to extend through August 2005. The Agreement calls for monthly payments to Mr. Garner in the amount of $19,000 through November 2005. The Agreement also calls for Mikohn to pay for healthcare coverage for Mr. Garner and his family through November 2005. Mr. Garner was also entitled to retain 75,000 stock options that had been previously granted to him.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION*

Introduction

It is the responsibility of the Compensation Committee to establish and review Mikohn’s executive compensation plans, programs and policies, to administer Mikohn’s stock option plans, to monitor the performance and compensation of executive officers and to make recommendations to the Board of Directors with respect to executive compensation.

Compensation Policies

The Compensation Committee has adopted certain principles and policies regarding compensation for executive officers and other key employees. Mikohn strives to offer competitive compensation opportunities for all employees based on each individual’s contribution and performance. The Compensation Committee recognizes that a successful executive compensation policy must provide competitive levels of compensation that integrate pay with personal and company performance, reward excellence, recognize individual initiative and achievement and assist Mikohn in attracting and retaining qualified executives. The Compensation Committee believes that an executive compensation program should include three primary elements:

•	Annual base salary;
•	Annual incentive compensation and
•	Long term incentive compensation.

The last category is particularly important for executive officers who are not large stockholders.

Compensation Philosophy

The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

•	The Company pays competitively with gaming and/or technology companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets it pay parameters based on this review. The latest such review was conducted in May of 2004.

•	The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•	The Company provides equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees.

Base Salary. The Committee annually reviews each executive officer’s base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Annual Incentive. The executive bonus plan, an annual incentive award plan tied to overall Company performance, is the variable pay program for executive officers of the Company to earn additional annual compensation. The actual incentive award earned depends on the extent to which Company and individual performance objectives are achieved. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company’s fundamental long-term goal — building stockholder value.

After the end of the year, the Committee evaluates the degree to which the Company and individual performance objectives have been satisfied, and awards incentive compensation based on each participant’s performance against those objectives. Awards are paid in cash, and distributions are made following the performance year.

Long-Term Incentives. The Company’s long-term incentive program consists of an Employee Incentive Stock Option Plan and an Employee Stock Incentive Plan. There is also a Director Stock Option plan to help provide further incentives to Directors to guide the Company towards long-term stockholder value. The option program utilizes vesting periods (five years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if the Company’s Common Stock appreciates over the long-term.

The Employee Stock Incentive Plan also utilizes vesting periods (three years) to encourage key employees to continue in the employ of the Company. As vesting does not occur unless there is significant appreciation in the stock from the date of grant, these restricted stock awards are another manner in which executives receive significant equity incentives to build long-term stockholder value.

The size of option and/or restricted stock grants are determined based on competitive practices at leading companies in the gaming and/or technology industry and the Company’s philosophy of significantly linking executive compensation with stockholder interests.

Certain Agreements

Details of individual employment agreements between Mikohn and each of the named executive officers are set forth in this Proxy Statement under “Employment and Change in Control Agreements”.

Corporate Performance and Chief Executive Officer Compensation

Mr. McMeekin’s base salary at the end of fiscal year 2003 as Chief Executive Officer was $406,923. This amount was estimated to provide an annual cash compensation level at the average as compared to a selected group of gaming and/or technology companies. In setting this amount, the Committee took into account (i) the scope of Mr. McMeekin’s responsibility, and (iii) the Board’s confidence in Mr. McMeekin to lead the Company’s continued development. For 2003, Mr. McMeekin was awarded a bonus of $225,000. This bonus was based in whole or in part on one or more of the follow factors: Successful completion of a debt-for-equity swap removing $40 million of 11.875% debt and the improved cashflow that resulted therefrom, the business model transition away from manufacturing towards higher margin content provision, and stock price appreciation in 2003 which went from $2.89 to $4.50, an approximately 55% increase.

The incentive stock award was based upon the Company’s desire to highly incent Mr. McMeekin to improve stock performance of the Company.

Deductibility of Executive Compensation

The Compensation Committee has not established a policy with respect to qualifying compensation paid to Mikohn’s executive officers for deductibility under Section 162(m) of the Internal Revenue

Code of 1986, as amended, because there has been no need for such a policy and no immediate need is seen. Mikohn has advised the Compensation Committee that it believes all compensation payable under the existing employment agreements with executive officers will qualify for deduction under such Section.

Conclusion

Through the plans described above, a significant portion of the Company’s compensation program and Mr. McMeekin’s compensation is contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company’s business may result in highly variable compensation for a particular time period.

Compensation Committee

Douglas M. Todoroff, Chairman

Peter G. Boynton, Member

James E. Meyer, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The membership of the Compensation Committee of our Board of Directors in 2003 consisted of Messrs. Todoroff, Boynton and Meyer. No member of the Compensation Committee is now or ever was an officer or employee of Mikohn. None of our executive officers serves as a member of the Compensation Committee of the Board of Directors of an entity whose executive officer is a member of our Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON*

The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1998 for (i) the Company’s common stock, (ii) the Standards & Poor’s 500 Index (the “S&P 500”) and (iii) an industry manufacturing peer group selected by the Company (the “Peer Group”). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

*	The material in this section is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.
**	The Peer Group includes companies that management selected because we believe they are comparable to us in the lines of business they are engaged in and because they include our principal competitors. The companies included in the Peer Group in addition to the Company are Alliance Gaming Corporation; GTECH Holdings Corp.; International Game Technology; Paul-Son Gaming Corp.; Scientific Games Corp; Shuffle Master, Inc. and WMS Industries Inc. Acres Gaming Inc. is not included above due to its acquisition by International Game Technology in October 2003.

CERTAIN TRANSACTIONS

In October 1997, the Board of Directors approved a stock purchase plan in which all directors and certain officers were eligible to participate. Under the program, each person who elected to participate purchased 20,000 shares of restricted common stock at the closing price on October 30, 1997, the day after the program was adopted by the Board of Directors. Each participant received a loan from the Company in the amount of the purchase price of the stock. Each loan was evidenced by a promissory note dated October 30, 1997 in the principal amount of $113,740 due October 30, 2002 bearing interest at the rate of 6.37% payable at maturity secured by a pledge of all 20,000 shares purchased. There were twelve participants in the original plan, including Messrs. McCrea and Peterson. In August 2000, Mr. McCrea assumed the loan of a former executive who had participated in the plan. By October 30, 2002, all loans under the plan had been paid or cancelled except the loan to Mr. McCrea, the loan he assumed and the loan to Mr. Peterson. On October 31, 2002, Messrs. McCrea and Peterson were notified by the Company that their loans were in default. At that time, the balance outstanding on Mr. McCrea’s loans was $300,932 and the balance outstanding on Mr. Peterson’s loan was $150,466. Both indicated that they did not have the financial ability to repay the loans in full and, on December 10, 2002, the Company foreclosed on the shares securing the loans at the fair market value of the shares on December 9, 2002. Through the foreclosure, Mr. McCrea’s obligation was reduced by $125,960 leaving a balance due at December 31, 2002 of $176,932 and Mr. Peterson’s obligation was reduced by $62,980 leaving a balance due at December 31, 2002 of $88,466.

On March 14, 2003, the Company filed suit against Mr. McCrea for recovery of the outstanding loan balance plus interest. On April 7, 2003, Mr. McCrea served a counterclaim on the company related to his termination from Mikohn. This suit and counterclaim are pending in District Court in Clark County, Nevada.

On March 12, 2003, the Company reached an agreement with Mr. Peterson, whereby the terms of the existing note with a current principal and accrued interest balance of approximately $93,768 were extended until March 12, 2006, with monthly amortization in the amount of $2,889, and interest to accrue at a rate of 7.25% per annum. All shares issued pursuant to Mr. Peterson’s stock options act as security for the note. Under the agreement, Mr. Peterson shall continue to be eligible for health insurance benefits until November 30, 2004 and his existing stock options, as well as the options which would have been granted to Mr. Peterson in connection with the Company’s 2003 Annual Meeting will continue to vest in accordance with their terms through May 2005.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Mikohn Gaming Corporation stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Corporate Secretary, Mikohn Gaming Corporation; 920 Pilot Road, Las Vegas, Nevada 89119 or contact Investor Relations at (702) 896-3890. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Michael A. Sicuro

Secretary

July 19, 2004

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Corporate Secretary, Mikohn Gaming Corporation, 920 Pilot Road, Las Vegas, Nevada 89119.

Appendix A

MIKOHN GAMING CORPORATION

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE

COMMITTEE OF THE BOARD OF DIRECTORS

ORGANIZATION

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Mikohn Gaming Corporation, a Nevada corporation (the “Company”), shall consist of at least two members of the Board. No Committee member shall be an employee of the Company and each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board, in accordance with the applicable independence requirements of The Nasdaq Stock Market (“Nasdaq”), when and as required by Nasdaq. The members of the Committee and the Committee chairperson shall be appointed by the Board.

STATEMENT OF POLICY

The purpose of the Committee shall be to (i) oversee all aspects of the Company’s corporate governance functions on behalf of the Board; (ii) make recommendations to the Board regarding corporate governance issues; (iii) identify, review and evaluate candidates to serve as directors of the Company and review and evaluate incumbent directors; (iv) serve as a focal point for communication between such candidates, non-committee directors and the Company’s management; (v) recommend to the Board for selection candidates to the Board; and (vi) make other recommendations to the Board regarding affairs relating to the directors of the Company, including director compensation.

OPERATING PRINCIPLES AND PROCESSES

In fulfilling its function and responsibilities, the Committee should give due consideration to the following operating principles and processes:

•	Communication – Regular and meaningful contact throughout the year with the Board, committee chairpersons, members of senior management and independent professional advisors to the Board and its various committees, as applicable, is viewed as important for strengthening the Committee’s knowledge of relevant current and prospective corporate governance issues.

•	Committee Education/Orientation – Developing with management and participating in a process for systematic review of important corporate governance issues and trends in corporate governance practices that could potentially impact the Company will enhance the effectiveness of the Committee.

•	Resources – The Committee shall be authorized to access such internal and external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including engagement of independent counsel, consultants and other professional advisors, as well as sole authority to retain and terminate executive search firms to help identify director candidates. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources. The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

•	Reporting to the Board – The Committee, through the Committee chairperson, shall report all material activities of the Committee to the Board from time to time, or whenever so requested by the Board.

RESPONSIBILITIES

The operation of the Committee will be subject to the provisions of the Bylaws of the Company and the Nevada General Corporation Law, each as in effect from time to time. The Committee will have the full power and authority to carry out the following primary responsibilities or to delegate such power and authority to one or more subcommittees of the Committee:

•	Director Nominations – The Committee has the responsibility of identifying, reviewing and evaluating candidates to serve on the Company’s Board, including consideration of any potential conflicts of interest as well as applicable independence and experience requirements. The Committee shall also have the primary responsibility for reviewing, evaluating and considering the recommendation for nomination of incumbent directors for reelection to the Board, as well as monitoring the size of the Board. The Committee shall also recommend to the Board for selection candidates to the Board. The Committee shall also have the power and authority to consider recommendations for Board nominees and proposals submitted by the Company’s stockholders and to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board of Directors, to recommend to the Board appropriate action on any such proposal or recommendation and to make any disclosures required by applicable law in the course of exercising its authority.

•	Management and Board Assessment – The Committee shall periodically review, discuss and assess the performance of management and the Board, including Board committees, seeking input from senior management, the full Board and others. The assessment shall include evaluation of the Board’s contribution as a whole and effectiveness in serving the best interests of the Company and its stockholders, specific areas in which the Board and/or management believe contributions could be improved, and overall Board composition and makeup, including the reelection of current Board members. The factors to be considered shall include whether the directors, both individually and collectively, can and do provide the integrity, experience, judgment, commitment, skills and expertise appropriate for the Company. The Committee shall also consider and assess the independence of directors, including whether a majority of the Board continue to be independent from management in both fact and appearance, as well as within the meaning prescribed by Nasdaq. The results of these reviews shall be provided to the Board for further discussion as appropriate.

•	Board Committee Nominations –The Committee, after due consideration of the interests, independence and experience of the individual directors and the independence and experience requirements of Nasdaq, the rules and regulations of the Securities and Exchange Commission and applicable law, shall recommend to the entire Board annually the chairmanship and membership of each committee.

•	Continuing Education – The Committee shall consider instituting a plan or program for the continuing education of directors.

•	Corporate Governance Principles – The Committee shall develop a set of corporate governance principles to be applicable to the Company, shall periodically review and assess these principles and their application, and shall recommend any changes deemed appropriate to the Board for its consideration. Further, the Committee shall periodically review Company policy statements to determine their adherence to the Company’s Code of Conduct.

•	Procedures for Information Dissemination – The Committee shall oversee and review the processes and procedures used by the Company to provide information to the Board and its committees. The Committee should consider, among other factors, the reporting channels through which the Board and its committees receive information and the level of access to outside advisors where necessary or appropriate, as well as the procedures for providing accurate, relevant and appropriately detailed information to the Board and its committees on a timely basis.

•	Director Compensation – The Committee shall periodically review the compensation paid to non-employee directors for their service on the Board and its committees and recommend any changes considered appropriate to the full Board for its approval.

•	Management Succession – The Committee shall periodically review with the Chief Executive Officer the plans for succession to the offices of the Company’s executive officers and make recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions.

•	Self-Assessment – The Committee shall review, discuss and assess its own performance at least annually. The Committee shall also periodically review and assess the adequacy of this charter, including the Committee’s role and responsibilities as outlined in this Charter, and shall recommend any proposed changes to the Board for its consideration.

MEETINGS

The Committee will hold at least one regular meeting per year and additional meetings, as the Committee deems appropriate.

MINUTES AND REPORTS

Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

MIKOHN GAMING CORPORATION

STOCK OPTION PLAN

As Amended and Restated

1.	PURPOSE

The purpose of the Mikohn Gaming Corporation Stock Option Plan is to further the interests of Mikohn Gaming Corporation, a Nevada corporation (the “Company”), and its Subsidiaries by encouraging and enabling selected officers, directors (other than non-employee directors), employees consultants, advisers, independent contractors and agents, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options to be granted hereunder. Options granted Hereunder are either options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code or non-qualified stock options.

2.	DEFINITIONS

Whenever used herein the following terms shall have the following meanings, respectively:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the Stock Option or Compensation Committee appointed by the Board, or if no committee has been appointed, a reference to “Committee” shall be deemed to refer to the Board.

(d) “Common Stock” shall mean the Company’s Common Stock, $0.10 par value.

(e) “Company” shall mean Mikohn Gaming Corporation, a Nevada corporation.

(f) “Employee” shall mean, in connection with Incentive Options, only employees of the Company or any Subsidiary or Parent Corporation of the Company.

(g) “Fair Market Value Per Share” of the Common Stock on any date shall mean, if the Common Stock is publicly traded, the mean between the highest and lowest quoted selling prices of the Common Stock on such date or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on such date. In any situation not covered above or if there were no sales on the date in question, the Fair Market Value Per Share shall be determined by the Committee in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

(h) “Incentive Option” shall mean an Option granted under the Plan which is designated as and qualified as an incentive stock option within the meaning of Section 422 of the Code.

(i) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or any successor rule.

(j) “Non-Qualified Option” shall mean an Option granted under the Plan which is designated as a non-qualified stock option and which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

(k) “Option” shall mean an Incentive Option or a Non-Qualified Option.

(l) “Optionee” shall mean any person who has been granted an Option under the Plan.

(m) “Outside Director” shall have the meaning set forth in Section 162(m) of the code.

(n) “Parent Corporation” shall have the meaning set forth in Section 424(e) of the Code.

(o) “Permanent Disability” shall mean termination of a Relationship with the Company or any Subsidiary or Parent Corporation of the Company with the consent of the Company or such Subsidiary by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(p) “Plan” shall mean the Mikohn Gaming Corporation Stock Option Plan, as amended.

(q) “Relationship” shall mean that the Optionee is or has agreed to become an officer, director (other than a non-employee director), employee, consultant, adviser, independent contractor or agent of the Company or any Subsidiary of the Company.

(r) “Subsidiary” shall have the meaning set forth in Section 424(f) of the Code.

(s) “Termination for Cause” means the termination of any employee’s employment with the Company, whether voluntary or involuntary, that is determined by the Committee to have resulted from the discovery by the Company of the employee’s dishonesty, commission of a felony (regardless of whether or not prosecuted) or fraud.

3.	ADMINISTRATION

(a) The Plan shall be administered by a Committee of at least two directors of the Company appointed by the Board, all members of which are both Non-Employee Directors and Outside Directors. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies. In the event the Board fails to designate a committee to administer the Plan, the Plan shall be administered by the Board. To the extent not inconsistent with applicable law, the Board or Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards to persons subject to section 16 of the Securities Exchange Act of 1934.

(b) Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by written consent of a majority of its members, and all actions of the Committee are subject to approval by the Board.

(c) Subject to the provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used therein, to determine the time or times an Option may be exercised and the number of shares which may be exercised at any one time, to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations so made by the Committee shall be conclusive and binding on all Optionees and on their guardians, legal representatives and beneficiaries.

(d) The Company shall indemnify and hold harmless the members of the Board and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the negligence, bad faith, willful misconduct or criminal acts of such persons.

(e) The Company will provide financial information to the Optionees on the same basis as the Company provides such information to its stockholders.

4.	NUMBER OF SHARES SUBJECT TO PLAN

The aggregate number of shares of Common Stock subject to Options which may be granted under the Plan shall not exceed 4,000,000. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

5.	ELIGIBILITY AND PARTICIPATION

(a) Non-Qualified Options may be granted to any person who has a Relationship with the Company or any of its Subsidiaries. Incentive Options may be granted to any Employee. The Committee shall determine the persons to who Options shall be granted, the time or times at which such Options shall be granted and the number of shares to be subject to each Option. An Optionee may, if he is otherwise eligible, be granted an additional option or Options if the Committee shall so determine. An Employee may be granted Incentive Options or Non-Qualified Options or both under the Plan; provided, however, that the grant of Incentive Options and Non-Qualified Options to an Employee shall be the grant of separate Options and each Incentive Option and each Non-Qualified Option shall be specifically designated as such.

(b) In no event shall the aggregate fair market value (determined as of the time the Option is granted) of the shares with respect to which Incentive Options (granted under the Plan or any other plans of the Company or any Subsidiary or Parent Corporation of the Company) are exercisable for the first time by an Optionee in any calendar year exceed $100,000.

(c) In no event shall the aggregate number of shares of Common Stock with respect to which Options may be granted to a single Optionee during the term of the Plan exceed 20 percent of the aggregate number of shares of Common Stock subject to Options which may granted to all Optionees under the plan.

6.	PURCHASE PRICE

The purchase price of each share covered by each Incentive Option shall not be less than 100% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reasons of Section 424(d) of the Code more that 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, the purchase price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted.

7.	DURATION OF OPTIONS

The expiration date of the Option and all rights thereunder shall be determined by the Committee. In the event the Committee does not specify the expiration date of the Option, the expiration date shall be 10 years from the date on which the Option was granted, and shall be subject to earlier termination as provided herein; provided, however, that if at any time an Incentive option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the code more that 10% of the total combined voting power of all classes of stock of the company or any Subsidiary or Parent Corporation of the Company such Incentive Option shall expire five years from the date the Incentive Option is granted unless the Committee selects an earlier date.

8.	EXERCISE OF OPTIONS

(a) An Option shall vest and become exercisable from time to time in installments or otherwise in accordance with such schedule and upon such other terms and conditions as the Committee shall in its discretion determine at the time the Option is granted. An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less that 100 shares, unless the exercise is during the final year of the Option, and shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state or local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise. Furthermore, if any Optionee disposes of any shares of stock acquired by exercise of an Incentive Option prior to the expiration of either of the holding periods specified in Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or the Company shall have the right to withhold from any payment to be made to the Optionee, an amount equal to any federal, state or local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction.

(b) No Option will be exercisable (and any attempted exercise will be deemed null and void) if such exercise would create a right of recovery for “short-swing profits” under Section 16(b) of the Securities Exchange Act of 1934, as amended. This Section 8(b) is intended to protect persons subject to Section 16(b) against inadvertent violations of Section 16(b) and shall not apply with respect to any particular exercise of an Option if expressly waived in writing by the Optionee at the time of such exercise.

9.	METHOD OF EXERCISE

(a) To the extent that an Option has become exercisable, the Option may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full, by cash or by certified or cashier’s check payable to the order of the Company or the equivalent thereof acceptable to the Company, of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Section 8(a) hereof. The Company shall issue a separate certificate or certificates with respect to each Option exercised by an Optionee.

(b) in the committee’s discretion, payment of the purchase price for the shares with respect to which the Option is being exercised may be made in whole or in part with shares of Common Stock. If payment is made with shares of Common stock, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company. If requested by the Committee, prior to the acceptance of such certificates in payment for such shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation and warranty in writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for the shares being purchased shall be their Fair Market Value Per Share on the date of the exercise.

(c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence with any applicable listing requirements of any national securities exchange or any federal, state or local law. If an Optionee or other person entitled to exercise an Option fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise upon tender of delivery thereof, the Committee shall have the right to terminate his Option with respect to such shares.

10.	NON-TRANSFERABILITY OF OPTIONS

No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee’s lifetime only by the Optionee.

11.	CONTINUANCE OF RELATIONSHIP

Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any right with respect to the continuation of his employment by or other Relationship with the company or any Subsidiary or Parent Corporation of the Company, or interfere in any way with the right of the Company or any Subsidiary or Parent Corporation of the Company at any time to terminate such employment or other Relationship or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

12.	TERMINATION OF RELATIONSHIP OTHER THAN BY DEATH OR PERMANENT DISABILITY

Except as the Committee may otherwise determine at any time with respect to any particular Non-Qualified Option granted hereunder:

(a) If an Optionee ceases to have a Relationship for any reason other than his death or Permanent Disability, any Options granted to him shall terminate 90 days from the date on which such Relationship terminates unless such Optionee has resumed or initiated a Relationship and has a Relationship on such date. During the 90 day period, the Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date of termination of his Relationship and provided that such Option has not expired or otherwise terminated as provided herein. A leave of absence approved in writing by the Committee shall not be deemed a termination of Relationship for purposes of this Section 12, but no Option may be exercised during any such leave of absence, except during the first 90 days thereof.

(b) For purposes hereof, termination of an Optionees’s Relationship for reasons other than death or Permanent Disability shall be deemed to take place upon the earliest to occur of the following: (i) the date of the Optionee’s retirement from employment under the normal retirement policies of the Company or any Subsidiary of the Company; (ii) the date of the Optionee’s retirement from employment with the approval of the Committee because of disability other than Permanent Disability; (iii) the date the Optionee receives notice or advice that his employment or other Relationship is terminated; or (iv) the date the Optionee ceases to render the services which he was employed, engaged or retained to render to the Company or any Subsidiary (absences for temporary illness, emergencies and vacations or leaves of absence approved in writing by the Committee excepted). The fact that the Optionee may receive payment from the Company or any Subsidiary of the Company after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice or for other benefits shall not affect the termination date.

(c) Notwithstanding anything in the Plan to the contrary, no Option may be exercised or claimed following an Optionee’s termination of Relationship as a result of Termination for Cause, and no Option may be exercised or claimed while the Optionee is being investigated for a termination for Cause.

13.	DEATH OR PERMANENT DISABILITY OF OPTIONEE

Except as the Committee may expressly determine otherwise at any time with respect to any particular Non-Qualified Option granted hereunder, if an Optionee shall die at a time when he is in a Relationship or if the Optionee shall cease to have a Relationship by reason of Permanent Disability, any Options granted to him shall terminate one year after the date of his death or termination of Relationship due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or his termination of Relationship due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee’s rights under the Option shall pass by will or by the laws of descent and distribution.

14.	STOCK PURCHASE NOT FOR DISTRIBUTION

Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option will be received and held without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the Committee, the person entitled to exercise the Option shall agree in writing that the shares of stock are being acquired in good faith without a view to distribution.

15.	PRIVILEGES OF STOCK OWNERSHIP

No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of such option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 16 hereof.

16.	ADJUSTMENTS

(a) If the number of outstanding shares of Common Stock is increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in Section 4 hereof, the share of Common Stock subject to issued and outstanding Option under the Plan and the aggregate number of shares of Common Stock with respect to which Options may be granted to a single Optionee as provided in Section 5(c) hereof shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option. No adjustment shall be made on account of any transaction or event not specifically set forth in this Section 16(a), including, without limitation, the issuance of Common Stock for consideration.

(b) Notwithstanding the provision of Section 16(a), upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation or entity, the Committee may take such action, if any, as it in its discretion may deem appropriate to accelerate the time within which and the extent to which Options may be exercised, to terminate Options at or prior to the date of any such event, or to provide for the assumption of Options by surviving, consolidated, successor or transferee corporations.

(c) Adjustments under this Section 16 shall be made by the Committee, whose determination as to which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

17.	AMENDMENT AND TERMINATION OF PLAN

(a) The Board may from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the outstanding shares of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the number of shares of Common Stock which may be issued under the Plan, except as permitted under the provisions of Section 16 hereof, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

(b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair in a manner adverse to the Optionee any right or obligation under any Option theretofore granted to such Optionee.

(c) The terms and conditions of any Option granted to an Optionee may be modified or amended only by a written agreement executed by the Optionee and the Company; provided, however, that if any amendment or modification of an Incentive Option would constitute a “modification, extension or renewal” within the meaning of section 424(h) of the Code, such amendment shall be null and void unless the amendment contains an acknowledgment by the parties substantially in the following form: “The parties hereto recognize and agree that this amendment constitutes a modification, renewal or extension within the meaning of Section 424(h) of the Code, of the option granted on                 .”

18.	EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board and approval by the Company’s stockholders; provided, however, that prior to approval of the Plan by the Company’s stockholders, but after adoption by the Board, Options may be granted under the plan subject to obtaining the stockholders’ approval of the adoption of the Plan. Notwithstanding the foregoing, stockholders’ approval must occur no later than 12 months after the date of adoption of the Plan by the Board.

19.	TERM OF PLAN

No option shall be granted pursuant to the Plan after November 6, 2013.

APPROVED AMENDMENTS TO PLAN

December 23, 1993. Plan amended by Board to effect certain non-substantive changes for which stockholder approval is not required.

May 14, 1996. Plan amendment increasing total number of shares for which options may be granted from 700,000 to 1,700,000 approved by stockholders.

May 13, 1997. Plan amendment increasing total number of shares for which options may be granted from 1,700,000 to 2,400,000 approved by stockholders.

June 11, 1997. Plan amended by Board to, effect certain non-substantive changes for which stockholder approval is not required.

May 9, 2000. Plan amendment increasing total number of shares for which options may be granted from 2,400,000 to 2,900,000 approved by stockholders.

May 29, 2003. Plan amendment increasing total number of shares for which options may be granted from 2,900,000 to 3,500,000 approved by stockholders.

MIKOHN GAMING CORPORATION

DIRECTOR STOCK OPTION PLAN

As Amended and Restated

1.	Purpose

The purpose of the Mikohn Gaming Corporation Director stock Option Plan is to further the interests of Mikohn Gaming Corporation, a Nevada corporation (the “Company”), by encouraging and enabling the non-employee members of the Company’s Board of Directors to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of non-qualified stock options to be granted hereunder.

2.	DEFINITIONS

Whenever used herein, the following terms shall have the following meaning, respectively:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(c) “Common Stock” shall mean the Company’s Common Stock, $0.10 par value.

(d) “Company” shall mean Mikohn Gaming Corporation, a Nevada corporation.

(e) “Fair Market Value Per Share” of the Common Stock on any date shall mean, if the Common Stock is publicly traded, the mean between the highest and lowest quoted selling prices of the Common Stock on such date or if not available, the mean between the bona fide bid and asked prices of the Common Stock on such date. In any situation not covered above, or if there were no sales on the date in question, the Fair Market Value Per Share shall be determined by the Board in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

(f) “Option” shall mean an option granted under the Plan which is designated as a non-qualified stock option and which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

(g) “Optionee” shall mean any person who has been granted an Option under the Plan.

(h) “Plan” shall mean the Mikohn Gaming Corporation Director Stock Option Plan, as amended.

3.	ADMINISTRATION

(a) The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall have the authority to construe and interpret the Plan, to define the terms used therein, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board shall be conclusive and binding on all Optionees and on their guardians, legal representatives and beneficiaries.

(d) The Company shall indemnify and hold harmless the members of the Board from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the negligence, bad faith, willful misconduct or criminal acts of such persons.

4.	NUMBER OF SHARES SUBJECT TO PLAN

The aggregate number of shares of Common Stock subject to Options which may be granted under the Plan shall not exceed 500,000. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of the Plan.

5.	ELIGIBILITY

The persons eligible to receive Options under the Plan are the non-employee members of the Board.

6.	GRANTS

(a) Each person who becomes a non-employee member of the Board automatically shall be granted, as of the date of his or her election or appointment to the Board, an option to purchase 20,000 shares of Common Stock, subject to the terms and conditions described herein.

(b) Each non-employee member of the Board who has been granted an Option under section 6(a) automatically shall be granted in each succeeding calendar year, effective as of the adjournment of the annual meeting of stockholders, an additional Option to purchase 15,000 shares of Common Stock, subject to the terms and conditions described herein.

(c) Subject to stockholder approval of this Plan, as amended and restated to include this section 6(c), Peter Boynton, James E. Meyer and Rick L. Smith shall be granted, effective as of the adjournment of the 2004 annual meeting of stockholders, additional Options to purchase 24,000, 40,000 and 15,000 shares of Common Stock, respectively, subject to the terms and conditions described herein.

7.	PURCHASE PRICE

The purchase price of each share covered by each Option shall be 100% of the Fair Market Value Per Share of the Common Stock on the date the Option is granted.

8.	DURATION OF OPTIONS

The expiration date of each Option shall be 10 years from the date on which the Option was granted, and shall be subject to earlier termination as provided herein.

9.	EXERCISE OF OPTIONS

(a) An Option shall not vest and be exercisable until one month after the date the Option was granted. On the date that is one month after the date the Option was granted, the Option shall vest and become exercisable as to one forty-eighth (1/48) of the shares covered by the Option, and each month thereafter the Option shall vest and become exercisable as to an additional one forty-eighth (1/48) of the shares covered by the Option. An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option (i) may not be for less than 100 shares unless the exercise is during the final year of the Option, and (ii) shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Company may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state of local taxes that the Company has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise.

(b) No Option will be exercisable (and any attempted exercise will be deemed null and void) if such exercise would create a right of recovery for “short- swing profits” under Section 16(b) of the Securities Exchange Act of 1934, as amended. This Section 9(b) is intended to protect persons subject to Section 16(b) against inadvertent violation of Section 16(b) and shall not apply with respect to any particular exercise of an Option if expressly waived in writing by the Optionee at the time of such exercise.

10.	METHOD OF EXERCISE

(a) To the extent that an Option has become exercisable, the Option may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full, by cash or by certified or cashier’s check payable to the order of the Company or the equivalent thereof acceptable to the Company, of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Section 9(a) hereof.

(b) Payment of the purchase price for the shares with respect to which the Option is being exercised may be made in whole or in part with shares of Common Stock. If payment is made with shares of Common Stock, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company. If requested by the Company, prior to the acceptance of such certificates in payment for such shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Company with a representation and warranty in writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for the shares being purchased shall be their Fair Market Value Per Share on the date of the exercise.

(c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any federal, state or local law. If an Optionee, or other person entitled to exercise an Option, fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise, upon tender of delivery thereof, the Company shall have the right to terminate his or her Option with respect to such shares.

11.	NON-TRANSFERABILITY OF OPTIONS

No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee’s lifetime only by the Optionee.

12.	TERMINATION OF DIRECTORSHIP OTHER THAN BY DEATH OR PERMANENT DISABILITY

If an Optionee ceases to be a member of the Board for any reason other than his or her death or permanent disability, any Options granted to such Optionee shall terminate 90 days from the date on which such directorship terminates. During such 90-day period, the Optionee may exercise any Option granted to him or her, but only to the extent such Option was exercisable on the date of termination of the directorship and provided that such Option has not expired or otherwise terminated as provided herein.

13.	DEATH OR PERMANENT DISABILITY OF OPTIONEE

If an Optionee ceases to be a member of the Board by reason of death or permanent disability, any Option granted to such Optionee shall terminate one year after the date of termination of the directorship due to death or permanent disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of termination of the directorship due to death or permanent disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee’s rights under the Option shall pass by will or by the laws of descent and distribution.

14.	STOCK PURCHASE NOT FOR DISTRIBUTION

Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for himself and his or her transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option will be received and held without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the

Company, the person entitled to exercise the Option shall agree in writing that the shares of stock are being acquired in good faith without a view to distribution.

15.	PRIVILEGES OF STOCK OWNERSHIP

No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 16 hereof.

16.	ADJUSTMENTS

(a) If the number of outstanding shares of Common Stock is increased or decreased or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in Section 4 hereof and the shares of Common Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Board. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option. No adjustment shall be made on account of any transaction or event not specifically set forth in this Section 16(a), including without limitation the issuance of Common Stock for consideration.

(b) Notwithstanding the provision of Section 16(a), upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation or entity, the Board may take such action, if any, as it in its discretion may deem appropriate to accelerate the time within which and the extent to which Options may be exercised, to terminate Options at or prior to the date of any such event, or to provide for the assumption of Options by surviving, consolidated, successor or transferee corporations.

(c) Adjustments under this Section 16 shall be made by the Board, whose determination as to which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

17.	AMENDMENT AND TERMINATION OF PLAN

(a) The Board may from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the outstanding shares of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the number of shares of Common Stock which may be issued under the Plan, except as permitted under the provisions of Section 16 hereof, or (iii) materially modify the requirements as to eligibility for participation in the Plan. Notwithstanding the foregoing, the provisions of Sections 5, 6 and 7 hereof may not be amended more than once every six months, other than to conform with changes in the Code.

(b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair in a manner adverse to the Optionee any rights or obligations under any Option theretofore granted to such Optionee.

(c) The terms and conditions of any Options granted to an Optionee may be modified or amended only by a written agreement executed by the Optionee and the Company.

18.	EFFECTIVE DATE OF PLAN

The Plan share become effective upon original adoption by the Board and approval by the Company’s stockholders of the original adoption of the Plan; provided, however, that prior to such approval by the Company’s stockholders, but after the original adoption by the Board, Options may be granted under the Plan subject to obtaining the stockholders’ approval.

19.	TERM OF PLAN

No option shall be granted pursuant to the Plan after November 6, 2013.

MIKOHN GAMING CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 10, 2004

The undersigned hereby appoints Russel H. McMeekin and Michael A. Sicuro, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Mikohn Gaming Corporation (the “Company”) which the undersigned may be entitled to vote at the 2004 Annual Meeting of Stockholders of the Company to be held at the Company’s executive offices located at 920 Pilot Road, Las Vegas, Nevada 89119 on Tuesday, August 10, 2004 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be dated and signed on the other side)

MIKOHN GAMING CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect two directors to hold office until the 2007 Annual Meeting of Stockholders.

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees: Terrance W. Oliver and Rick L. Smith

Instructions: To withhold authority to vote for any nominee(s) write such nominee(s)’ name(s) below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4.

PROPOSAL 2: To approve an amendment to the Company’s Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 500,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 3: To approve an amendment to the Company’s Director Stock Option Plan, as amended, to (i) increase the number of shares of common stock subject to initial and annual option grants, (ii) provide for specific one-time option grants to certain directors and (iii) modify the vesting schedule for options granted under the plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PROPOSAL 4: To ratify the selection of BDO Seidman, LLP by the Audit Committee of the Company’s Board of Directors as independent auditors of the Company for the fiscal year ending December 31, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Dated:

SIGNATURE(S)

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.